EXHIBIT 10.2

GLOBAL

XPERI INC.

2022 EQUITY INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Xperi Inc., a Delaware corporation (the “Company”), pursuant to its 2022 Equity Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of performance-based restricted stock units (“RSUs”) representing a right to receive a number of shares of the Company’s common stock, par value $0.001 (the “Shares”). This award for RSUs (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Performance-Based Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “RSU Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the RSU Agreement.

Participant:

Employee ID:

Grant Date:

Vesting Commencement Date:

Total Number of RSUs:

Vesting Schedule: The Award shall vest as set forth on Exhibit B attached hereto.

Distribution Schedule: The RSUs shall be distributable as they vest pursuant to the Vesting Schedule in accordance with Section 2.1(c) of the RSU Agreement.

ELECTRONIC ACCEPTANCE OF AWARD:

Please read this Grant Notice, the Plan and the RSU Agreement carefully, each of which are posted on www.etrade.com. If Participant does not wish to receive this Award and/or does not consent and agree to the terms and conditions on which this Award is offered, as set forth in this Grant Notice, the Plan and the RSU Agreement, then Participant must reject the Award by notifying the Company at StockAdministration@xperi.com no later than 4 months after the Grant Date, in which case the Award will be cancelled. Participant’s failure to notify the Company of the rejection of the Award within this specified period will constitute Participant’s acceptance of the Award and Participant’s agreement with all terms and conditions of the Award, as set forth in this Grant Notice, the Plan and the RSU Agreement.

By accepting the Award, Participant agrees to be bound by the terms and conditions of the Plan, the RSU Agreement and this Grant Notice. Participant acknowledges that Participant has reviewed the RSU Agreement, the Plan and this Grant Notice in their entirety, and has had an opportunity to obtain the advice of counsel and fully understands all provisions of this Grant Notice, the RSU Agreement and the Plan, including the special provisions for Participant’s country of residence, if any, attached hereto as

Exhibit C. Participant further acknowledges that Participant has been provided with a copy of the prospectus for the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the RSU Agreement. Below are instructions on how to access the Plan and the prospectus:

1.
Log into your E*TRADE account.
2.
Click on Employee Stock Plans.
3.
Click on Company Info.
4.
Click on Documents.
5.
Click on 2022 Plan.

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EXHIBIT A

XPERI INC.

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Performance-Based Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Performance-Based Restricted Stock Unit Award Agreement (this “RSU Agreement”) is attached, Xperi Inc., a Delaware corporation (the “Company”), has granted to Participant the number of RSUs under the Company’s 2022 Equity Incentive Plan (the “Plan”) as set forth in the Grant Notice.

ARTICLE I.

GENERAL
1.1
Definitions. All capitalized terms used in this RSU Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.
1.2
Incorporation of Terms of Plan. The Award and this RSU Agreement are subject to the Plan, the terms and conditions of which are incorporated herein by reference. In the event of any inconsistency between the Plan and this RSU Agreement, the terms of the Plan shall control.
ARTICLE II.

RSU AWARD
2.1
RSU Award.
(a)
Award. The Company hereby grants to Participant the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this RSU Agreement, the Grant Notice and the Plan. Each RSU represents the right to receive one Share. Participant is a Service Provider. Prior to actual issuance of any Shares, the Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)
Vesting. The RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs. In the event Participant ceases to be a Service Provider for any reason prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company. For purposes of this RSU Agreement, Participant shall be deemed to cease to be a Service Provider on the date on which Participant ceases to actively provide services, which shall not be extended by any notice period, whether mandated or implied under local law during which Participant is not actually employed (e.g., garden leave or similar leave) or during or for which Participant receives pay in lieu of notice or severance pay, unless otherwise agreed to in writing by the Company. The Company shall have the sole discretion to determine when Participant is no longer a Service Provider for purposes of the Award without reference to any other agreement, written or oral, including Participant’s contract of employment, if applicable.

Notwithstanding the foregoing, and subject to applicable law, during any authorized leave of absence, the vesting of RSUs provided in the Vesting Schedule set forth in the Grant Notice shall be suspended (to the extent permitted under Section 409A) after the leave of absence exceeds a period of twelve (12) months and shall be extended by the length of the suspension. Vesting of the RSUs shall resume upon Participant’s termination of the leave of absence and return to service to the Company or any Parent or Subsidiary of the Company. An authorized leave of absence shall include sick leave, military leave or other bona fide leave of absence approved by the Company (or, if Participant is an executive officer, by the Administrator).

(c)
Distribution of Stock.
(i)
Shares shall be distributed to Participant (or in the event of Participant’s death, to Participant’s estate) with respect to such Participant’s vested RSUs granted to Participant pursuant to this RSU Agreement, subject to the terms and provisions of the Plan and this RSU Agreement, within thirty (30) days following each vesting date as the RSUs vest pursuant to the Vesting Schedule set forth in the Grant Notice.
(ii)
All distributions shall be made by the Company in the form of whole Shares.
(d)
Generally. Shares issued under the Award shall be issued to Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (i) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this RSU Agreement; or (ii) certificate form.
2.2
Tax Indemnity; Tax Withholding. Notwithstanding any other provision of this RSU Agreement:
(a)
Participant acknowledges and agrees that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary to which Participant provides service (the “Service Recipient”), the ultimate liability for any federal, state, local, and foreign income taxes, employment taxes, social insurance, social security, national insurance contributions, other contributions, fringe benefits tax, payroll taxes, levies, payment on account obligations or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld (if any) by the Company or the Service Recipient. No Shares shall be issued or delivered to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid to the Company the full amount of any Tax Withholding Liability (as defined below). Participant acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the RSUs, including the grant, vesting or settlement of the RSUs, and the subsequent sale of any Shares acquired at settlement; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for any Tax Related Items. Further, if Participant is subject to taxation in more than one jurisdiction, Participant acknowledges that the Company or the Service Recipient (or former service recipient, as applicable) may be required to withhold, collect or account for Tax Withholding Liability (if any) in more than one jurisdiction.
(b)
Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company or the Service Recipient to satisfy all Tax Related Items. The Company and the Service Recipient, and their respective agents, shall be entitled

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to satisfy any applicable Tax Withholding Liability according to the requirements under applicable laws, rules and regulations, including withholding taxes at source. Until such time as the Company determines otherwise, Participant authorizes the Company or its agent to satisfy any applicable Tax Withholding Liability by withholding a number of vested Shares otherwise issuable pursuant to the RSUs. In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, Participant may seek a refund from the local tax authorities to the extent Participant wishes to recover any over-withheld amounts in the form of a refund. If Shares are withheld to cover any applicable Tax Withholding Liability, then for tax purposes Participant will be deemed to have been issued the full number of Shares with respect to the related RSUs notwithstanding that a number of Shares are held back for purposes of paying any Tax Withholding Liability.
(c)
The Company may withhold or account for Tax Related Items and any applicable Tax Withholding Obligation by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event that the Company determines, in its discretion, that withholding in Shares is problematic, then Participant authorizes and directs the Company and/or the Service Recipient, or their respective agents , at their discretion, to satisfy any applicable Tax Withholding Liability by (i) withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); (ii) requiring Participant to make a cash payment in a form acceptance to the Company; (iii) withholding from Participant’s wages or other cash compensation paid to Participant; and/or (iv) any other method of withholding determined by the Company and, to the extent required by applicable law, approved by the Committee.
(d)
For purposes of this RSU Agreement, “Tax Withholding Liability” shall mean any Tax Related Item that the Company or the Service Recipient is required to withhold, collect or account for that may arise as a result of (w) the grant, vesting or settlement of the RSU, (x) the issuance to Participant of Shares on the vesting or settlement of the RSU, (y) the disposition of any Shares that were the subject of the RSU, or (z) any other transactions contemplated by this RSU Agreement.
2.3
Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state, federal or foreign law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the lapse of any such reasonable period of time following the date the RSUs vest as the Administrator may from time to time establish for reasons of administrative convenience, and (e) Participant’s satisfaction of Participant’s obligations under Section 2.2.
ARTICLE III.

OTHER PROVISIONS
3.1
Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this RSU Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any Parent or Subsidiary or any of their agents. Participant understands that Participant (and not the Company or any Parent or Subsidiary) shall be responsible for

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Participant’s own Tax Related Items that may arise as a result of this investment or the transactions contemplated by this RSU Agreement.
3.2
RSUs Not Transferable. None of the Award and the rights conveyed hereunder, including the right to receive Shares upon the vesting of the RSUs, or any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
3.3
Rights as Shareholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.
3.4
Not a Contract of Employment. Notwithstanding any other provision of this RSU Agreement or the Plan, Participant acknowledges, understands, and agrees to the following:
(a)
The Plan is established voluntarily by the Company, the grant of awards under the Plan is made at the discretion of the Committee and the Plan may be modified, amended, suspended or terminated by the Company at any time. All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.
(b)
Participant is voluntarily participating in the Plan.
(c)
The Plan shall not be interpreted to form part of or amend any contract of employment or service between the Company or the Service Recipient and Participant, and neither the grant of RSUs nor any provision of this RSU Agreement, the Plan or the policies adopted pursuant to the Plan confer upon Participant any right with respect to employment or service or continuation of current employment or service or the ability of the Company or the Service Recipient to terminate Participant’s employment or service;
(d)
Participant has no right or entitlement to be granted an Award or any expectation that an Award might be made to Participant, whether subject to any conditions or at all;
(e)
The grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(f)
The rights or opportunity granted to Participant on the making of an Award, and the income from and value of same, shall not give Participant any rights or additional rights in respect of any pension scheme operated by the Company or the Service Recipient;
(g)
The RSUs and the Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

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(h)
The Award, and the income from and value of same, is outside the scope of Participant’s employment or service contract, if any;
(i)
The Award, and the income from and value of same, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, termination indemnities, payment in lieu of notice, holiday pay, bonuses, long-service awards, pension or retirement benefits, welfare benefits or similar payments;
(j)
The future value of the Shares subject to the RSUs is unknown, indeterminable and cannot be predicted with certainty, and no claim or entitlement to compensation or damages shall arise if the Shares do not increase in value, and Participant irrevocably releases the Service Recipient, their affiliates and third party vendors from any such claim that does arise;
(k)
The Company and the Service Recipient shall not be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or the Shares or of any amounts due to Participant upon the sale of Shares;
(l)
Unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary;
(m)
Participant shall have no rights, claim or entitlement to compensation or damages as a result of Participant’s cessation of employment or service for any reason whatsoever, whether or not later found to be invalid or in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from Participant’s ceasing to have rights under the RSUs as a result of such cessation or loss or diminution in value of the RSUs or any of the Shares issuable under the RSUs as a result of such cessation, and Participant irrevocably releases the Company and the Service Recipient from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by accepting the Award, Participant shall be deemed to have irrevocably waived Participant’s entitlement to pursue such rights or claim; and
3.5
Governing Law and Jurisdiction. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this RSU Agreement regardless of the law that might be applied under principles of conflicts of laws. The courts of the State of California shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan. The jurisdiction agreement contained in this Section 3.5 is made for the benefit of the Company and its Parents and Subsidiaries only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction. By accepting the grant of an Award and not renouncing it, Participant is deemed to have agreed to submit to such jurisdiction.
3.6
Conformity to Securities Laws. Participant acknowledges that the Plan and this RSU Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this RSU Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.7
Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email or upon personal delivery or upon deposit in the United States

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mail by certified mail, with postage and fees prepaid, addressed to Participant to Participant’s address shown in the Company records, and to the Company at its principal executive office. By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party.
3.8
Successors and Assigns. The Company may assign any of its rights under this RSU Agreement to single or multiple assignees, and this RSU Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this RSU Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.
3.9
Section 409A. This RSU Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the amounts payable hereunder shall be paid no later than the later of: (i) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such severance benefit is no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such severance benefit is no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. To the extent applicable, this RSU Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any other provision of the Plan, this RSU Agreement and the Grant Notice, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, this RSU Agreement or the Grant Notice, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. If the RSUs are determined to be subject to Section 409A, (i) settlement of the RSUs will only be in a manner and upon an event permitted by Section 409A (including the six month delay for payments made to “specified employees” (as defined in accordance with Section 409A) upon termination of employment, if applicable), (ii) any amount that is payable upon Participant’s termination of employment, if any, may only be made upon a “separation from service” under Section 409A, and (iii) for purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each right to a series of installment payments under this RSU Agreement shall be treated as a right to a series of separate payments and each payment that Participant may be eligible to receive under this RSU Agreement shall be treated as a separate and distinct payment.
3.10
Data Protection.

Data Protection (European Union/European Economic Area/United Kingdom)

It shall be a term and condition of this Award that Participant acknowledges the collection, processing, use and transfer, in electronic or other form, of Participant’s personal “Data” (as defined below) by and among, as applicable, the Company and the Service Recipient for the purpose of implementing, administering and managing Participant’s participation in the Plan as part of Participant’s employment relationship and complying with the Company’s obligations relating to the Award. The Company and the Service Recipient hold and process certain necessary personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, e-mail address, date of birth, employee identification number, NRIC or passport number or equivalent, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares

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awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Where applicable, Participant’s Data will be processed in accordance with an internal Privacy Notice provided by Participant’s employer. Data will be transferred to such stock plan service providers as may be selected by the Company which are assisting the Company with the implementation, administration and management of the Plan. The recipients of the Data may be located in the United States of America or elsewhere and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and standard of protection than in Participant’s country. The Company ensures that legal mechanisms of data transfer are in place for the processing and transferring of the Data. Participant may request a list with the names and addresses of all current recipients of the Data by contacting Participant’s local human resources representative. The Company and the Service Recipient and any other possible recipients may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Company may also make the Data available to public authorities where required under locally applicable law. As permitted under applicable laws, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, request deletion of Data or exercise other privacy rights under applicable laws, in any case without cost, by contacting in writing Participant’s human resources representative. Participant’s refusal to provide any Data or, if applicable only, provide consent or withdrawal of consent or request for deletion of Data may affect Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent or deletion of Participant’s Data, Participant may contact Participant’s human resources representative. This Section applies to Data held, used or disclosed in any medium.

Data Protection (Jurisdictions other than European Union/European Economic Area/United Kingdom)

It shall be a term and condition of this Award that Participant explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of Participant’s personal “Data” (as defined below) by and among, as applicable, the Company and the Service Recipient for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. The Company and the Service Recipient hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, e-mail address, date of birth, employee identification number, NRIC or passport number or equivalent, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Data will be transferred to such stock plan service providers as may be selected by the Company which are assisting the Company with the implementation, administration and management of the Plan. The recipients of the Data may be located in the United States of America or elsewhere and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and protections than Participant’s country. To the extent legally applicable, the Company ensures that legal mechanisms of data transfer are in place for the processing and transferring of the Data. Participant may request a list with the names and addresses of all recipients of the Data by contacting Participant’s local human resources representative. The Company and the Service Recipient and any other possible recipients may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Company may also make the Data available to public authorities where required under locally applicable law. As permitted under

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applicable laws, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein or request deletion of Data, in any case without cost, by contacting in writing Participant’s human resources representative. Participant’s refusal to provide consent or withdrawal of consent or request for deletion of Data may affect Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent or deletion of Participant’s Data, Participant may contact Participant’s human resources representative. This Section applies to Data held, used or disclosed in any medium.

3.11
Forfeiture and Claw-Back Provisions. Participant hereby acknowledges and agrees that the Administrator shall have the right, subject to the requirements of applicable law, to require that:
(a)
any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and the Award shall terminate and any portion of the Award (whether or not vested) shall be forfeited, if Participant incurs a termination of service for cause; and
(b)
the Award (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt of the Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.
3.12
Language. Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this RSU Agreement. If this RSU Agreement or any other document related to the Plan has been translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
3.13
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
3.14
Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times when Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant further acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant is advised to speak to Participant’s personal advisor on this matter.
3.15
Additional Terms for Participants Providing Services Outside the United States. To the extent Participant provides services to the Company in a country other than the United States, the RSUs shall be subject to such additional or substitute terms as shall be set forth for such country in Exhibit C to the Grant Notice. If Participant relocates to one of the countries included in Exhibit C during the life of the

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RSUs, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. In addition, the Company reserves the right to impose other requirements on the RSUs and the Shares issued upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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EXHIBIT B

TO PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD GRANT NOTICE

VESTING SCHEDULE

 Performance-Based Vesting:

EXHIBIT C

TO PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD GRANT NOTICE

This Exhibit C includes special terms and conditions applicable to Participants providing services to the Company in the countries below. These terms and conditions are in addition to those set forth in the RSU Agreement and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the RSU Agreement and the Plan, as applicable, these terms and conditions shall prevail. Any capitalized term used in this Exhibit C without definition shall have the meaning ascribed to such term in the Plan or the RSU Agreement, as applicable.

Participant is advised to seek appropriate professional advice as to how the relevant securities, exchange control and tax laws in Participant’s country may apply to Participant’s individual situation.

ALL COUNTRIES

Foreign Asset/Account and Tax Reporting Requirements; Exchange Controls. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the RSUs, the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) from participant’s participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, any cross-border transactions, and/or related transactions to the applicable authorities in Participant’s country and Participant may be required to report any acquisition or sale of Shares and any taxable income attributable to the RSUs to the applicable tax authority or other authority in Participant’s country (including on Participant’s annual tax return, if applicable). Participant may also be required to repatriate sales proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker and/or within a certain period of time after receipt. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements and should consult Participant’s own personal tax and legal advisors, as applicable, on these matters.

AUSTRALIA

Securities Law Notice. The offer to Australian participants is made under Division 1A of Part 7.12 of the Corporations Act, 2001 (Cth).

Special Tax Provisions. Tax deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997 (Commonwealth of Australia) is intended to apply to those RSUs granted under the Plan, subject to the requirements of that Act.

CANADA

Tax Withholding

Notwithstanding Section 2.2(b) of the RSU Agreement, Participant may satisfy any Tax Withholding Liability through alternate arrangements satisfactory to the Company prior to the arising of the Tax Withholding Liability, otherwise such Tax Withholding Liability shall be satisfied as set forth in Section 2.2(b).

Cessation as a Service Provider

The following provision replaces Section 2.1(b) of the RSU Agreement:

The RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such RSUs. In the event Participant ceases to be a Service Provider for any reason prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company. For purposes of the Award, the termination of Participant’s status as a Service Provider will be considered to occur as of the earliest of: (i) the date that Participant’s ceases to be a Service Provider or (ii) the date Participant receives notice of the termination of Participant’s status as a Service Provider, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where Participant is providing services or the terms of Participant’s employment or service contract, if any. Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant’s right to vest (if any) terminates, nor will Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant’s cessation as a Service Provider shall be deemed to be effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting.

Securities Law Information.

For the purposes of compliance with National Instrument 45-106 Prospectus Exemptions, the prospectus requirement does not apply to a distribution by an issuer in a security of its own issue with an employee, executive officer, director or consultant of the issuer or a related entity of the issuer, provided the distribution is voluntary.

Shares acquired under the Plan are subject to certain restrictions on resale imposed by Canadian provincial and territorial securities laws, as applicable. Notwithstanding any other provision of the Plan to the contrary, any transfer or resale of any Shares acquired by Participant pursuant to the Plan must be in accordance with the resale rules under applicable Canadian provincial and territorial securities laws, including (a) National Instrument 45-102 Resale of Securities (“45-102”), if Participant is a resident in the Province of British Columbia; and (b) Alberta Securities Commission Rule 72-501 Distributions to Purchasers Outside Alberta (“72-501”), if Participant is a resident in the Province of Alberta. In British Columbia, the prospectus requirement does not apply to the first trade of Shares issued in connection with the RSUs, provided the conditions set forth in section 2.14 of 45-102 are satisfied. In Alberta, the prospectus requirement does not apply to the first trade of Shares issued in connection with the RSUs, provided the conditions set forth in Section 2.10 of 72-501 are satisfied. The Shares acquired under the Plan may not be transferred or sold in Canada or to a Canadian resident other than in accordance with applicable provincial or territorial securities laws. Participant is advised to consult Participant’s legal advisor prior to any resale of shares.

Data Protection. Section 3.10 of the Agreement is amended to add the following to the end of Section 3.10: In connection therewith, it is possible that personal data may be disclosed to governments, courts or law enforcement or regulatory agencies in that other country in accordance with the laws of that country.

CHINA

Settlement of RSUs and Sale of Shares. The following provisions supplement Sections 2.1(c) and 2.2 of the RSU Agreement and supersede such provisions to the extent inconsistent with the following:

Notwithstanding Section 2.1(c) of the RSU Agreement, the Company may settle vested RSUs in cash in an amount equal to the Fair Market Value of one Share for each vested RSU, as determined by the Administrator, in which case Participant shall have no right to any Shares under the RSUs. Any such cash payment shall be made by Participant’s local employer, less any or all income tax, social insurance, payroll tax, payment on account or other Tax Related Items related to Participant’s participation in the Plan.

If the Administrator settles vested RSUs in the form of Shares, such settlement will be conditioned upon the Company securing all necessary approvals from the China State Administration of Foreign Exchange (“SAFE”) and the requirements of such approval, as determined by the Company in its sole discretion. In the event the Company determines, in its discretion, that any SAFE approvals have not been obtained prior to any date(s) on which the RSUs are scheduled to vest in accordance with the Vesting Schedule set forth in the Grant Notice, the RSUs will not vest until the seventh day of the month following the month in which all applicable SAFE approval shave been obtained (the “Actual Vesting Date”). If Participant ceases to be a Service Provider prior to the Actual Vesting Date, Participant shall not be entitled to vest in any portion of the RSUs and the RSUs shall be forfeited without any liability to the Company or any Subsidiary.

Participant understands that Participant may be required to sell Shares acquired upon vesting of the RSUs immediately upon vesting or within a specified period following termination of employment, as determined by the Company in its discretion, and will be required to hold such Shares with the Company’s designated brokerage firm until the Shares are sold. Further, Participant understands that Participant may be required to immediately repatriate to China proceeds from the sale of any Shares acquired under the Plan (and any dividends) and there may be delays in distributing the funds to Participant due to exchange control requirements in China. Participant understands that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. Participant acknowledges that the Company’s designated broker will be under no obligation to arrange for the sale of the Shares at any particular price. The remittance, conversion and payment of the proceeds shall be made in accordance with the procedures adopted by the Company in order to comply with SAFE regulations and accordingly, may be subject to change from time to time. If the proceeds are paid in local currency, Participant acknowledges that the Company will be under no obligation to secure any particular exchange conversion rate. Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the net proceeds are distributed to Participant. Participant further agrees to comply with all requirements that may be imposed by the Company in the future with respect to the RSUs and issuance of Shares to facilitate compliance with applicable law and regulations in China.

FRANCE

Consent to Receive Information in English. By accepting the RSU Agreement providing for the terms and conditions of Participant’s Award, Participant confirms having read and understood the documents relating to this Award (the Plan and this RSU Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly.

En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le Participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et ce Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le Participant accepte les termes en connaissance de cause.

Securities Laws. The Plan and this RSU Agreement do not require a prospectus to be submitted for approval to the French Financial Market Authority (the “Autorité des marchés financiers”). Participants may take part in the Plan solely for Participant’s own account, as provided in the French Monetary and Financial Code. The financial instruments purchased under the Plan cannot be distributed directly or indirectly to the public otherwise than in accordance with the French Monetary and Financial Code.

Tax Consequences. RSUs subject to this RSU Agreement are not intended to qualify for favorable tax and social security regime under French law.

GERMANY

No disclosure required.

HONG KONG

Sale of Shares. In the event the RSUs vest within six (6) months of the Grant Date, Participant agrees not to sell any Shares acquired upon vesting of the RSUs prior to the six-month anniversary of the Grant Date.

Securities Warning. The grant of the RSUs and the issuance of Shares upon vesting do not constitute a public offer of securities under Hong Kong law and are available only to eligible Service Providers. The Plan, this RSU Agreement, and other incidental communication materials that Participant may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. Participant understands that such documents are intended only for the personal use of each Participant and may not be distributed to any other person. Furthermore, none of the documents relating to the Plan have been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to the offer. If a Participant is in any doubt about any of the contents of the Plan, this RSU Agreement, any enrollment forms and other communication materials, Participant should obtain independent professional advice.

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

INDIA

Exchange Control Information. Participant must repatriate any funds received pursuant to the Plan (e.g., proceeds from the sale of Shares, dividends) to India within the stipulated period. Participant should consult Participant’s own advisor with respect to such requirements. Participant also may be required to retain evidence of such repatriation.

Notification Regarding Valuation of Shares for Tax Purposes. Current tax laws in India require that the value of the Shares be determined by a category 1 merchant banker registered with the Securities and Exchange Board of India. This value, which the employer will use for purposes of determining the appropriate amount of tax to withhold upon vesting of the RSU (or upon any other applicable taxable event), may differ from the market value of the Shares indicated on reports provided to Participant by the Company’s designated brokerage firm and/or the fair market value of the Shares determined under the Plan definition. Participant should consult with Participant’s personal tax advisor regarding the valuation of the Shares and the taxation of the RSU.

IRELAND

Director Notification Information. Directors, shadow directors and secretaries of an Irish affiliate must notify such affiliate in writing within a specified period of time following (i) receiving or disposing of an interest in the Company (e.g., the RSUs, Shares, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director or secretary if such an interest exists at the time, in each case if the interest represents more than 1% of the Company. This notification requirement also applies with respect to the interests of any spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary). Participant should consult with Participant’s personal legal advisor as to whether or not this notification requirement applies.

Termination of Service. Participant has no right to compensation or damages on account of any loss in respect of an Award under the Plan where the loss arises or is claimed to arise in whole or part from: (a) the termination of Participant’s office or employment; or (b) notice to terminate Participant’s office or employment. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed. For the purpose of the Plan, the implied duty of trust and confidence is expressly excluded.

ITALY

Plan Document Acknowledgment. In accepting the grant of RSUs, Participant acknowledges that Participant has received a copy of the Plan and the RSU Agreement and has reviewed the Plan and the RSU Agreement in their entirety and fully understands and accepts all provisions of the Plan and the RSU Agreement. Participant further acknowledges that Participant has read and specifically and expressly approves the following sections of the RSU Agreement: Section 2.1(b) (Vesting), Section 2.2 (Tax Indemnity), Section 2.3 (Conditions to Issuance of Certificates), Article III (Other Provisions), and Exhibit B (Vesting Schedule).

Securities Laws. The offer and settlement of the RSUs do not require a prospectus to be submitted for approval to the Italian Securities and Exchange Commission (the “Commissione Nazionale per le Società e la Borsa” or “CONSOB”).

JAPAN

No Registration. An award of RSUs representing a right to receive a number of Shares under the Plan will be offered in Japan by a private placement to small number of subscribers, as provided under Article 23-13, Paragraph 4 of the Financial Instruments and Exchange Law of Japan (“FIEL”), and accordingly, the filing of a securities registration statement pursuant to Article 4, Paragraph 1 of the FIEL has not been made, and such Award may not be assigned or transferred by Participant.

MEXICO

Acknowledgment of the Agreement. By participating in the Plan, Participant acknowledges that Participant has received a copy of the Plan, has reviewed the Plan in its entirety and fully understands and accepts all provisions of the Plan. Participant further acknowledges that Participant has read and expressly approves the terms and conditions set forth in the RSU Agreement, in which the following is clearly described and established: (a) Participant’s participation in the Plan does not constitute an acquired right; (b) the Plan and Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis; (c) Participant’s participation in the Plan is voluntary; (d) the Company and its Subsidiaries are not responsible for any decrease in the value of the underlying shares; and (e) the Plan is not to be deemed as an employment benefit granted by the employer, but rather a commercial one granted by the Company for which Participant does not render personal subordinated services.

Reconocimiento del Contrato. Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan. Asimismo reconoce que ha leído y aprueba expresamente los términos y condiciones señalados en el párrafo titulado “RSU Agreement,” en lo que claramente se describe y establece lo siguiente: (a) su participación en el Plan no constituye un derecho adquirido; (b) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (c) su participación en el Plan es voluntaria; (d) la Compañía y sus Afiliadas no son responsables de ninguna por la disminución en el valor de las Acciones subyacentes; y (e) este Plan no debe considerarse como una prestación laboral otorgada por el patrón, sino como un beneficio commercial otorgado por la Compañía, para la cual usted no desempeña servicio personal subordinado alguno.

Labor Law Policy and Acknowledgment. By participating in the Plan, Participant expressly recognizes that Xperi Inc., with registered offices at 2190 Gold St., San Jose, California 95002, USA, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of shares does not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole employer is iBiquity Digital, S. de R.L. de C.V., located at Col. Florida, C.P., Insurgentes Sur 1898, Mexico City Mexico 1020, Mexico (“Xperi Mexico”). Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from participation in the Plan do not establish any rights between Participant and Participant’s employer, Xperi Mexico, and do not form part of the employment conditions and/or benefits provided by Xperi Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Política de Legislación Laboral y Reconocimiento. Al participar en el Plan, usted reconoce expresamente que Xperi Inc., con oficinas registradas en 2190 Gold St., San Jose, California 95002, Estados Unidos de América, es la única responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las Acciones, no constituye una relación laboral entre usted y la Compañía, debido a que usted participa en el plan sobre una base completamente mercantil y su único patrón es iBiquity Digital, S. de R.L. de C.V., ubicado en Col. Florida, C.P., Insurgentes Sur 1898, Mexico City Mexico 1020, Mexico (“Xperi Mexico”). Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y su patrón, Xperi Mexico, y no forman parte de las condiciones y/o prestaciones laborales por Xperi Mexico ofrece, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral.

Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.

Finalmente, usted declara que no se reserva acción o derecho alguno para interponer reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus Afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.

NORWAY

No disclosure required.

POLAND

No disclosure required.

REPUBLIC OF KOREA

No disclosure required.

ROMANIA

No disclosure required.

SINGAPORE

Securities Law Information. The award of RSUs representing a right to receive a number of Shares pursuant to the Plan is being made in reliance of Section 273(1)(f) of the Securities and Futures Act (Cap. 289 of Singapore) (“SFA”) for which it is exempt from the prospectus requirements under the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the RSUs are subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the vesting of the RSUs or any offer of such sale in Singapore unless such sale or offer is made (i) more than six (6) months from the Grant Date, (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

In addition, Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Singapore through the facilities of a stock exchange on which the Shares are listed.

Director / CEO Notification Obligation. If Participant is a director or chief executive officer (as applicable) of a company incorporated in Singapore which is related to the Company (“Singapore Company”), Participant is subject to certain disclosure/notification requirements under the Companies Act of Singapore. Among these requirements is an obligation to notify the Singapore Company in writing when Participant acquires an interest (such as shares, debentures, participatory interests, rights, options and contracts) in the Company (e.g., the RSUs, the Shares or any other award). In addition, Participant must notify the Singapore Company when Participant disposes of such interest in the Company (including when Participant sells Shares issued upon vesting and settlement of the Award). These notifications must be made within two days of acquiring or disposing of any such interest in the Company. In addition, a notification of Participant’s interests in the Company must be made within two (2) business days of becoming a director or chief executive officer (as applicable). Participant should consult with Participant’s own adviser to determine Participant’s disclosure/notification obligations, if any.

SWEDEN

Tax Withholding

The following provision supplements Section 2.2 of the RSU Agreement:

Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax Related Items as set forth in Section 2.2 of the RSU Agreement, in accepting the grant of RSUs, Participant authorizes the Company to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting/settlement to satisfy Tax Related Items, regardless of whether the Company and/or the Service Recipient have an obligation to withhold such Tax Related Items.

TAIWAN

Securities Laws. Participant fully understands that the offer of the RSUs has not been and will not be registered with or approved by the Financial Supervisory Commission of the Republic of China pursuant to relevant securities laws and regulations and the RSUs may not be offered or sold within the Republic of China through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of the Republic of China that requires a registration or approval of the Financial Supervisory Commission of the Republic of China.

UNITED KINGDOM

Settlement. Notwithstanding the terms set forth in Sections 9(c) of the Plan, the RSUs shall be settled in Share only and not in cash or a combination of cash and Shares.

Tax Withholding

The following provision supplements Section 2.2 of the RSU Agreement:

Without limitation to any provision of the RSU Agreement, Participant agrees that Participant is liable for all Tax Related Items (other than any employer national insurance or social security contribution) and hereby covenant to pay all such Tax Related Items as and when requested by the Company or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax Related Items that they are required to pay or withhold or have paid or will pay on Participant’s behalf to HMRC (or any other relevant authority).

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant understands that Participant may not be able to indemnify the Company for the amount of any income tax not collected from or paid by Participant, in case the indemnification could be considered a loan. In this case, the income tax not collected or paid may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Service Recipient (as applicable) for the value of any employee NICs due on this additional benefit, which the Company and/or the Service Recipient may recover from Participant by any of the means referred to in Section 2.2 of the RSU Agreement.

Eligible Participants. Notwithstanding anything to the contrary in the Plan or this RSU Agreement, in the United Kingdom only Employees of the Company or any Parent or Subsidiaries are eligible to be granted RSUs. Other persons who are not Employees are not eligible to receive RSUs in the United Kingdom. This RSU Agreement forms the rules of the employee share scheme applicable to, amongst others, the United Kingdom-based Employees of the Company and any Parent or Subsidiaries. All Awards granted to Employees of the Company or any Parent or Subsidiaries who are based in the United Kingdom will be granted on similar terms.

Termination of Service. Participant has no right to compensation or damages on account of any loss in respect of an Award under the Plan where the loss arises or is claimed to arise in whole or part from: (a) the termination of Participant’s office or employment; or (b) notice to terminate Participant’s office or employment. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused, and however compensation or damages are claimed. For the purpose of the Plan, the implied duty of trust and confidence is expressly excluded.

Special Tax Provisions. At the discretion of the Company, the RSUs will not vest until Participant has entered into an election with the Company (or the Service Recipient, as applicable) in a form approved by the Company and Her Majesty’s Revenue & Customs (a “Joint Election”) under which any liability of the Service Recipient for the employer’s National Insurance contributions arising in respect of the vesting or settlement of the RSUs, the disposal of any Shares issued pursuant to the settlement of the RSUs or otherwise pursuant to this RSU Agreement is transferred to and met by Participant.